Exhibit 10.1

FIFTH AMENDMENT TO DISTRIBUTION SERVICE AGREEMENT

THIS FIFTH AMENDMENT TO DISTRIBUTION SERVICE AGREEMENT (the “Amendment”) is made and entered into on the 1st day of April, 2004, to be effective on the Effective Date (as defined below), by and between The Pantry, Inc., a Delaware corporation (“Pantry”) and McLane Company, Inc., a Texas corporation (“McLane”).

RECITALS

WHEREAS, Pantry, Lil’ Champ Food Stores, Inc., a Florida corporation (“Lil’ Champ”), and McLane entered into (i) a Distribution Service Agreement effective as of October 10, 1999, (ii) a First Amendment to Distribution Service Agreement effective as of June 28, 2001, (iii) a Second Amendment to Distribution Service Agreement effective as of September 8, 2001, and (iv) a Third Amendment to Distribution Service Agreement effective as of October 5, 2002, and Pantry (on behalf of itself and as successor in interest to all rights and obligations of Lil’ Champ) and McLane entered into a Fourth Amendment to Distribution Service Agreement effective as of October 16, 2003 (the October 10, 1999 Distribution Service Agreement, together with the June 28, 2001 First Amendment, September 8, 2001 Second Amendment, October 5, 2002 Third Amendment and October 16, 2003 Fourth Amendment are hereinafter referred to collectively as the “Service Agreement”); and

WHEREAS, Pantry and McLane desire to further amend the Service Agreement;

NOW, THEREFORE, for and in consideration of the promises, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Pantry and McLane do hereby agree as follows:

1.    Amendment of Section 3.4. The last paragraph of Section 3.4 of the Service Agreement is hereby deleted in its entirety and the amended Section 3.4 is restated in its entirety as follows:

3.4    Payment Terms for Products Purchased. Company shall cause payment to be made by wire transfer or McLane initiated ACH to McLane for all Products purchased by the stores not later than 12:00 Noon, Central Standard Time or, if applicable, Central Daylight Savings Time, [***] days from statement date, it being understood and agreed that statement date will be each Friday for all Products delivered from the immediately preceding Saturday through such Friday statement date. Such payments shall be in the full amount of the statement to which they relate. Any amounts not paid when due shall bear interest at the lesser of (i) eighteen percent (18%) per annum, or (ii) the maximum rate allowed by applicable law.

[***]	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

2.    Effective Date. All terms and conditions of this Amendment shall be effective as of April 1st, 2004 (the “Effective Date”).

3.    Defined Terms. Capitalized terms not specifically defined in this Amendment shall have the meaning ascribed to them in the Service Agreement.

4.    No Other Modifications. Except as specifically modified by this Amendment, all terms and conditions of the Service Agreement shall remain fully applicable and in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above, to be effective as of the Effective Date.

THE PANTRY, INC.

By:	/s/ David M. Zaborski

Printed Name: David M. Zaborski
Title: V.P. Marketing

McLANE COMPANY, INC.

By:	/s/ Dave Testroet
Dave Testroet
Division President
McLane Carolina/Mid-Atlantic

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